Exhibit 99.1

March 3, 2009

VIA FACSIMILE – 337/237-3676

Theodore S. Carmichael

Judy Chiasson Carmichael

154 Cypress Drive

Crowley, Louisiana 70526

Dear Ted and Judy:

We refer to the Stock Purchase Agreement among (i) SunLink ScriptsRx, LLC (f/k/a SunLink Homecare Services, LLC) (the “Buyer”), (ii) Carmichael’s Cashway Pharmacy, Inc. (“Company”) and (iii) Theodore S. Carmichael and Judy Chiasson Carmichael (collectively, “Sellers”) yourselves dated April 22, 2008 (the “Stock Purchase Agreement”). Pursuant to Section 1.03(C)(ii), an aggregate of 334,448 shares of the publicly traded common stock of SunLink Health Systems, Inc. (“SunLink”) were issued to you (the “SunLink Stock”).

I.

Pursuant to Section 1.03(D)(a)of the “Stock Purchase Agreement”, the Sellers were provided with a “collar” which obligated the Buyer to pay you, in the event that the SunLink Stock is sold within a designated period for a price more than $1 below the value per share fixed at Closing under the “Stock Purchase Agreement,” an amount necessary to cover any deficiency minus $1 per share (the “Stock Price Collar”).

II.

In addition,

(i)	at the Closing under the “Stock Purchase Agreement,” the Buyer entered into a one year Consulting Agreement (the “Consulting Agreement”) with Theodore S. Carmichael (“Consultant”) pursuant to which compensation equal to $250,000 per annum was to be paid to Consultant;

(ii)	four Medicaid claims against Carmichael’s are pending with the State of Louisiana in the aggregate amount of approximately $124,400.61 for which Sellers are responsible to the Buyer under the “Stock Purchase Agreement” (collectively, the “Medicaid Claim”). Said claims are specifically set forth in the February 6, 2009 letter to Carmichael’s Cashway Pharmacy from the State of Louisiana, Department of Health and Hospitals, a copy of which is attached hereto and made part hereof;

Theodore S. Carmichael

Judy Chiasson Carmichael

March 3, 2009

(iii)	pre-acquisition payables (a portion of which are in dispute) in the amount of $102,534.98 for which Sellers are responsible under the “Stock Purchase Agreement” have been paid by Carmichael’s subsequent to Closing and are now owing by Sellers to the Buyer (the “Pre-Acquisition Payables”); and

(iv)	the Buyer currently holds $100,000 against post Closing items under the “Stock Purchase Agreement” (the “Post Closing Items Amount”).

The parties wish to modify and settle their respective obligations referenced in the preceding paragraphs I and II. Accordingly, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Sellers and Buyer hereby agree that the Stock Price Collar under Section 1.03(D)(a) and (b) of the “Stock Purchase Agreement” are hereby cancelled and are of no further force and effect and, accordingly, the Sellers and Buyer waive all rights under Section 1.03(D)(a) and (b) of the “Stock Purchase Agreement;”

2.	The Buyer and Consultant hereby agree that the “Consulting Agreement” is hereby extended for an additional twelve (12) months from the date such “Consulting Agreement” would otherwise have terminated and Section 1 of the “Consulting Agreement” is hereby amended by deleting the phrase “the first anniversary” where it appears therein and substituting in lieu thereof the phrase “the second anniversary”;

3.	The Buyer hereby waives all claims against the Sellers in respect of the Medicaid Claim referenced in paragraph II (ii) above.

4.	The Buyer hereby waives all claims against the Sellers in respect of the Pre-Acquisition Payables referenced in paragraph II (iii) above;

5.	The Post Closing Items Amount referenced in paragraph II (iv) above shall be paid over to Sellers by Buyer within three (3) Business Days after the date of this Agreement; and

6.	Except as expressly modified above, all other terms and conditions of the “Stock Purchase Agreement” and the “Consulting Agreement” shall remain in full force and effect.

Theodore S. Carmichael

Judy Chiasson Carmichael

March 3, 2009

If you are in agreement with the foregoing, please sign and return a copy of this letter agreement to the Buyer.

SUNLINK SCRIPTSRX, LLC
(Formerly SunLink Homecare Services, LLC) Buyer

By:
Name:
Title:

CONSENTED TO as of the date
first above set forth:

CARMICHAEL’S CASHWAY PHARMACY, INC.

By:
George Shaunnessy
Title:

ACCEPTED AND AGREED this 6th day of March, 2009

Theodore S. Carmichael

Judy Chiasson Carmichael